Articles of Incorporation
(PURSUANT TO VRS 78)
STATE OF NEVADA
Secretary of State

1. NAME OF CORPORATION:  Nodesystem America, Inc.

2. RESIDENT AGENT: (designated resident agent and his STREET ADDRESS in Nevada where process may be served)

     Name of Resident Agent:  Douglas Beckley
     Street Address:  1350 E. Flamingo Rd, Las
                      Vegas 89119

3. SHARES: (number of shares the corporation is
            authorized to issue)
      Number of shares with par value:  50,000,000
      Par Value:  .001
      Number of shares without par value:  0

4.  GOVERNING BOARD: shall be styled as (check
one):   x  Directors        Trustees

The FIRST BOARD OF DIRECTORS shall consist of one member and the name and address is as follows:

5.   PURPOSE:   To do business as Nevada Corp. for
Profit.

6.   OTHER MATTERS.   This form includes the
minimal statutory requirements to incorporate
under NRS 78.   You may attach additional
information pursuant to NRS 78.037 or any other
information you deem appropriate.   If any of the
additional information is contradictory to this form, it cannot be filed and will be returned to you for correction.

Number of pages attached   -0-

7.   SIGNATURES OF INCORPORATORS:
Joo Young Kim
2530 Poplynn Dr. N. Vancouver, Canada V7J2Y2

/s/Joo Young Kim           April 4, 2001
-----------------------
Joo Young Kim